As filed with the Securities and Exchange Commission on December 1, 2004

Registration No. 333-92503

U.S. Securities and Exchange Commission

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTUIT INC.

(Exact Name of Issuer as Specified in Its Charter)

Delaware (State of Incorporation)	77-0034661 (I.R.S. Employer Identification No.)

2700 Coast Avenue
Mountain View, California 94043
(Address of Principal Executive Offices)

Options Granted Under The Rock Financial Corporation Amended and Restated
1996 Stock Option Plan
Assumed by the Issuer
(Full title of the Plan)

Laura A. Fennell, Esq.
Intuit Inc.
2700 Coast Avenue
Mountain View, California 94043
(650) 944-6000
(Name, Address and Telephone Number of Agent for Service)

A portion of the offering contemplated by this Registration Statement has terminated. Pursuant to the undertakings contained in Item 9 of the Registration Statement, the Registrant files this Post-Effective Amendment No. 1 to deregister 300,187 of the shares originally registered by the Registration Statement that remained unsold as of the termination of the offering.

SIGNATURE

     Pursuant to the requirements of the Securities Act, Intuit certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on December 1, 2004.

INTUIT INC.
By:	/s/ ROBERT B. HENSKE
Robert B. Henske
Senior Vice President and Chief Financial Officer